Exhibit 1.1

11,500,000 Shares

Genco Shipping & Trading Limited

Common Stock

UNDERWRITING AGREEMENT

__________, 2005

JEFFERIES & COMPANY, INC.
MORGAN STANLEY & CO. INCORPORATED
As Representatives of the several Underwriters
c/o JEFFERIES & COMPANY, INC.
520 Madison Avenue, 12th Floor
New York, New York 10022

Ladies and Gentlemen:

Genco Shipping & Trading Limited, a Marshall Islands company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 10,500,000 shares of its common stock, par value $0.01 per share (“Common Stock”), and Fleet Acquisition LLC, a Marshall Islands company (the “Selling Shareholder”), proposes to sell to the Underwriters an aggregate of 1,000,000 shares of Common Stock.  The 10,500,000 shares of Common Stock to be sold by the Company and the 1,000,000 shares of Common Stock to be sold by the Selling Shareholder are collectively called the “Firm Shares.”  In addition, the Selling Shareholder has granted to the Underwriters an option to purchase up to an additional 1,725,000 shares of Common Stock (the “Optional Shares”), as provided in Section 2.  The Firm Shares and any Optional Shares purchased by the Underwriters are collectively called the “Offered Shares.”  Jefferies & Company, Inc. (“Jefferies”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company and the Underwriters agree that up to ________ of the Firm Shares to be purchased by the Underwriters (the “Directed Shares”) shall be reserved for sale by the Underwriters to certain eligible directors, officers and employees of the Company and persons associated with the Company (collectively, the “Participants”), as part of the distribution of the Offered Shares by the Underwriters (the “Directed Share Program”) subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rule and regulations.  One of the Underwriters (the “Designated Underwriter”) shall be selected to process the sales to the Participants under the Directed Share Program.  To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-124718), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Such prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares, is called the “Prospectus.”  All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

The Company and the Selling Shareholder hereby confirm their engagement of Jefferies as, and Jefferies hereby confirms its agreement with the Company and the Selling Shareholder to render services as, a “qualified independent underwriter,” within the meaning of Section (b)(15) of Rule 2720 of the NASD with respect to the offering and sale of the shares of Common Stock.  Jefferies, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”  As compensation for the services of the QIU hereunder, the Company and the Selling Shareholders agree to pay the QIU $________ on the Closing Date.  The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

The Company and the Selling Shareholder hereby confirm their respective agreements with the Underwriters as follows:

Section 1.  Representations and Warranties.

                A.            Representations and Warranties of the Company and the Selling Shareholder.  Each of the Company and the Selling Shareholder hereby represents, warrants and covenants to each Underwriter and the QIU as follows:

                (a)           Compliance with Registration Requirements.  The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission.

The Prospectus when filed will comply in all material respects with the applicable provisions of the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), will be identical in substance to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the applicable provisions of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 9(b) below.  There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

                (b)           Offering Materials Furnished to Underwriters.  The Company has delivered to each of the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

                (c)           Distribution of Offering Material by the Company.  Without the prior consent of the Representatives, the Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Shares and (iii) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

                (d)           The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                (e)           Enforceability of Transaction Documents.  Each of the Master Ship Sale and Purchase Agreement dated November 19, 2004, between Top Glory Shipping (Holdings)

Limited and Genco Shipping & Trading Limited (the “Master Ship Sale and Purchase Agreement”) and the Memoranda of Agreement specified in Schedule B (the “Memoranda of Agreement”) and the related documents entered into to effect the transactions contemplated by the Master Ship Sale and Purchase Agreement and the Memoranda of Agreement (collectively with the Master Ship Sale and Purchase Agreement and the Memoranda of Agreement, the “Transaction Documents”) has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                (f)            Enforceability of Ship Management Agreements.  Each of the Ship Management Agreements (the “Ship Management Agreements”) between the appropriate subsidiary of the Company listed on Exhibit 21.1 to the Registration Statement (each, a “Subsidiary” and collectively, the “Subsidiaries”) and Wallem Shipmanagement Limited (“Wallem”) has been duly authorized, executed and delivered by each of the parties thereto and constitutes a valid and legally binding agreement of each such party, enforceable against each such party in accordance with its terms.

                (g)           Ownership of the Selling Shareholder Shares.  At the First Closing Date (defined below), the Selling Shareholder will own 13,500,000 shares of Common Stock, which constitute all of the issued and outstanding capital stock of the Company (such shares of Common Stock being referred to herein as the “Selling Shareholder Shares”).  All of such Selling Shareholder Shares have been duly authorized and validly issued, and have been fully paid and are non-assessable.

                (h)           Authorization of the Offered Shares.  The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

                (i)            No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Shareholder with respect to the Offered Shares included in the Registration Statement, except for such rights as have been duly waived in writing.

                (j)            No Material Adverse Change.  Except as otherwise disclosed in the Prospectus, since the date of the last audited financial statements included in the Prospectus: (i)  there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and the Subsidiaries, considered as one entity, have neither incurred any material liability or obligation (including any off-balance sheet obligation), indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of the Subsidiaries on any class of capital stock or share capital or repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock or share capital.

                (k)           Independent Accountants.  Deloitte & Touche LLP, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

                (l)            Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of and at the dates indicated therein and the results of their operations and cash flows for the periods specified therein.  Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.  No other financial statements or supporting schedules are required to be included in the Registration Statement.  The financial data set forth in the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial and Other Data,” “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Historical Operating Data,” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.  To the Company’s knowledge after reasonable inquiry, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in the Prospectus.

                (m)          Company’s Accounting System and Controls.  The Company and each of the Subsidiaries makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (n)           Incorporation and Good Standing of the Company and the Subsidiaries.  Each of the Company and the Subsidiaries has been duly organized and is validly existing as a corporation, or company with limited liability, as applicable, in good standing under the laws of the Marshall Islands and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement.  Each of the

Company and each Subsidiary is duly qualified as a foreign corporation, or company with limited liability, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not result in a Material Adverse Change.  All of the issued and outstanding capital stock or other equity or ownership interest of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as set forth in the Prospectus, is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.  None of the issued and outstanding shares of capital stock or other equity or ownership interest of any Subsidiary were issued in violation of preemptive or other similar rights of any security holder of such Subsidiary.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

                (o)           Capitalization and Other Share Capital Matters.  The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options, if any, described in the Prospectus).  All the shares of Common Stock (including the Offered Shares) conform in all material respects to the description thereof contained in the Prospectus.  As of the date hereof, there are 13,500,000 shares of Common Stock issued and outstanding, all of which are owned by the Selling Shareholder.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws and Marshall Islands law.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or any of the Subsidiaries other than those accurately described in the Prospectus.  The description of the Company’s equity incentive plan, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plan, options and rights.

                (p)           Stock Exchange Listing.  The Offered Shares have been approved for inclusion on the Nasdaq National Market (“Nasdaq”), subject only to official notice of issuance.

                (q)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of the Subsidiaries (i) is in violation of any provision of any of its articles of incorporation, bylaws or other charter documents or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the debt instruments referred to in the Prospectus and/or filed as exhibits to the Registration Statement), or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults under clause (ii) above as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Prospectus and the issuance and sale of the Offered Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of any of the provisions of any of the articles of incorporation, bylaws or other charter documents of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, encumbrance or adverse claim upon any property or assets of the Company or any of the Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as may be required and have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws, Marshall Islands law and from the NASD.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

                (r)            No Material Actions or Proceedings.  Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending, to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which (individually or in the aggregate), if determined adversely to the Company or any Subsidiary, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or would be material in the context of the sale of shares of Common Stock; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary would not result in a Material Adverse Change.

                (s)           All Necessary Permits, etc.  Except as otherwise disclosed in the Prospectus, the Company and each Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received, or to the Company’s and each Subsidiary’s knowledge expects to receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

                (t)            Title to Properties.  Except as otherwise disclosed in the Prospectus, the Company and each of the Subsidiaries has good and marketable title to all of the personal property owned by them, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, adverse claims and other defects, except for any maritime or other liens incurred in the ordinary course of business that do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary.  The real property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by the Company or such Subsidiary.  Each of the vessels currently in the fleet of the Company (the “Fleet”) is duly registered in the name of the Subsidiary that owns it under the laws and regulations and the flag of the nation of such vessel’s registration, and no other action is necessary to establish and perfect such Subsidiary’s title to and interest in the vessel as against any charterer or other third party.  Each of the vessels in the Fleet is owned directly by one of the Subsidiaries as indicated in Schedule C, free and clear of all security interests, mortgage, pledges, liens, encumbrances, equities, adverse claims and other defects, except for any maritime or other liens incurred in the ordinary course of business that do not materially and adversely affect the value of such vessel and do not materially interfere with the use made or proposed to be made of such vessel by the Company or such Subsidiary, or except such as described in the Prospectus and such as are not material and do not interfere with the ownership or operation of such vessel.

                (u)           Tax Law Compliance.  The Company and the Subsidiaries have filed all necessary federal, state and foreign income, tonnage, franchise and other tax returns and have paid or made arrangements to pay all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(l) above to meet any federal, state and foreign income, tonnage, franchise and other taxes for all periods as to which the tax liability of the Company or any of the Subsidiaries has not been finally determined.

                (v)           Company Not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and after receipt of payment for the Offered Shares will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

                (w)          Insurance.  Except as otherwise disclosed in the Prospectus, each of the Company and the Subsidiaries maintains insurance or participates in insurance clubs in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their business.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

                (x)            No Price Stabilization or Manipulation; Compliance with Regulation M.  The Company has not taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the shares of Common Stock.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Shares on the Nasdaq National Market in accordance with

Regulation M under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) (“Regulation M”).

                (y)           Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required by the Securities Act or otherwise to be described in the Prospectus which have not been described as required.

                (z)            Compliance with Laws.  The Company has not been advised, and has no reason to believe, that it and each of the Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it and each of the Subsidiaries is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.  Without limiting the generality of the foregoing, neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law.

                (aa)         Sarbanes-Oxley Act of 2002.  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the applicable rules and regulations of the Commission and the Nasdaq currently applicable to the Company, and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of the Commission and the Nasdaq, from and after the time such provisions become applicable to the Company.

                (bb)         Labor Matters.  No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, shipyards, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), would result in a Material Adverse Change.

                (cc)         Compliance with Environmental Laws.  Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s and each Subsidiary’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (iv) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                (dd)         Loss of Assets.  Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Prospectus any loss or interference with its respective business from the actual or constructive loss of or to any vessel or any other asset that is material to the Company or any of the Subsidiaries, the requisition for title of any vessel, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that resulted in a Material Adverse Change.

                (ee)         Termination of Charters or Other Contracts.  Except as disclosed in the Prospectus, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the charters or other contracts or agreements filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such charter, contract or agreement.

                (ff)           Brokers.  Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

                (gg)         No Outstanding Loans or Other Extensions of Credit.  Neither the Company nor any Subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such Subsidiary except for such extensions of credit as are (i) expressly permitted by Section 13(k) of the Exchange Act and Marshall Islands law or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.

                (hh)         Sources of Industry-related Information.  The information in the Prospectus relating to the dry bulk shipping industry is based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from those sources, to the extent required.

                (ii)           NASD Affiliations.  To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Prospectus.

                (jj)           Passive Foreign Investment Company.  The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Internal Revenue

Code of 1986 and expects to continue its operations in such a manner that it will not become a PFIC.

                (kk)         Prohibition on Dividends and Distributions.  Except as described in the Prospectus, none of the Subsidiaries is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s equity securities, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.  Except as disclosed in the Prospectus, the Company is not prohibited by contract from declaring and paying dividends and making other distributions on the shares of the Company.

                (ll)           Dividends and Distributions under Marshall Islands Law.  Except as described in the Prospectus, the Company is not prohibited, directly or indirectly, under Marshall Islands law from paying any dividends or other distributions on the shares of Common Stock.  Except as described in the Prospectus, all dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of the Marshall Islands be paid in U.S. dollars and may be freely transferred out of the Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the current laws and regulations of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction in and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations,  clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Marshall Islands.

                (mm)       Marshall Islands Taxation.  No stamp or other issuance or transfer taxes or duties and no withholding or other similar taxes are payable by or on behalf of the Underwriters to the Republic of the Marshall Islands or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company or the Selling Shareholder of any of the Offered Shares to or for the account of the Underwriters or the sale and delivery by the Underwriters of any of the Offered Shares to the initial purchasers thereof.

                (nn)         Business with Sanctioned or Terrorist-Sponsoring Countries.  Neither the Company nor the Selling Shareholder is owned or controlled by, or under common control with, or acting on behalf of, or is owned or controlled by, or under common control with, or acting on behalf of, any entity that is owned or controlled by, or acting on behalf of, or is doing business with, (i) the government of a terrorist-sponsoring country as designated by the U.S. Department of State, (ii) the government of a country subject to a sanctions program administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), (iii) a person or entity identified on the Specially Designated Nationals and Blocked Persons List maintained by OFAC (31 C.F.R., Subtitle B, Chapter V, Appendix A) or (iv) any persons or entities subject to U.S. trade sanctions under the Trading with the Enemy Act, as amended, or the International Emergency Economic Powers Act, as amended.

                (oo)         Sanctions Laws and Regulations.  Neither the sale of the Offered Shares by the Company and the Selling Shareholder hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering of the Offered Shares pursuant to this Agreement, either as underwriter and/or purchaser of the Offered Shares, to violate the Trading With the

Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V), as amended, or any enabling legislation or executive order relating thereto.

                (pp)         OFAC.  Neither the Company nor the Selling Shareholder is, and to the knowledge of the Company and the Selling Shareholder, no director, officer, agent, employee or affiliate of either the Company or the Selling Shareholder is, currently subject to any U.S. sanctions administered by OFAC; and the Company will not directly or indirectly use the proceeds of the offering of the Offered Shares pursuant to this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                (qq)         Money Laundering Laws.  The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to any such laws is pending or, to the Company’s knowledge, threatened.

                (rr)           Anti-Corruption Statutes.  Neither the Company nor any of its affiliates, nor any of its or their officers, directors, employees or agents, in their capacities as such, nor any other person acting on behalf of the Company, has made any payments, loans, gifts, or promises or offers of payments, loans, gifts or anything of value, directly or indirectly to or for the use or benefit in whole or in part of, any officer or employee of a Governmental Authority (defined below), or any person acting in an official capacity for or on behalf of any Governmental Authority (a “Public Official”) or state-owned company or other state-owned enterprise, or to or for the use of any political party or official thereof, or candidate for political office, or to any other person if any such party knew or should have known or had reason to suspect, that any part of such payment, loan, gift or promise or offer, (i) was for purposes of corruptly (A) influencing any act or decision of the recipient in its official capacity, (B) inducing such recipient to (1) do or omit to do any act in violation of its lawful duty or (2) use its influence to affect or influence any act or decision of any Governmental Authority, or (C) securing any improper advantage, in each case, in order to assist the parties in obtaining or retaining business for or with, or directing business to, any person unless such payment, loan, gift or promise or offer thereof is lawful under written applicable law of the relevant jurisdiction or (ii) would violate the Foreign Corrupt Practices Act, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and similarly applicable laws or requirements (the “Anti-Corruption Statutes”).  For purposes of this representation and warranty, the term “Governmental Authority” means any public international, multinational or transnational organization or any national, state, municipal or local governmental, judicial, legislative, administrative or other authority, ministry, department, agency, instrumentality, office or organization.

                (ss)         Conduct of Business.  Each of the Company and its affiliates, has conducted its business in compliance with the Anti-Corruption Statutes and has implemented and maintained policies and procedures designed to ensure, and which are expected to continue to ensure, continued compliance therewith.

                (tt)           Directed Share Program.  The Company has not offered, or caused the Underwriters to offer, any Offered Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

                                (B)          Further Representations and Warranties of the Selling Shareholder.  The Selling Shareholder further represents, warrants and covenants to each Underwriter as follows:

                (a)           The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                (b)           Title to Offered Shares to be Sold.  The Selling Shareholder has, and on the First Closing Date and each applicable Option Closing Date (as defined below) will have, good and valid title to all of the Offered Shares which may be sold by the Selling Shareholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by the Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

                (c)           Delivery of the Offered Shares to be Sold.  Delivery of the Offered Shares which are sold by the Selling Shareholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

                (d)           Non-Contravention; No Further Authorizations or Approvals Required.  The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, articles of incorporation, bylaws or other organizational documents of the Selling Shareholder or any other agreement or instrument to which the Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to the Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Shareholder.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws, Marshall Islands law and from the NASD.

                (e)           No Registration, Pre-emptive, Co-Sale or Other Similar Rights.  The Selling Shareholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under “Shares Eligible for Future Sale,” (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement, except for such rights as the Selling Shareholder has waived prior to the date hereof and as have been described in the Registration Statement and Prospectus and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any share capital, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

                (f)            No Further Consents, etc.  Except for such consents, approvals and waivers which have been obtained by the Selling Shareholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which the Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by the Selling Shareholder under this Agreement or the consummation by the Selling Shareholder of any of the other transactions contemplated hereby.

                (g)           Disclosure Made by the Selling Shareholder in the Prospectus.  All information furnished by or on behalf of the Selling Shareholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the applicable Option Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.  The Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite the Selling Shareholder’s name in the Prospectus under the caption “Selling Shareholder” (both prior to and after giving effect to the sale of the Offered Shares).

                (h)           No Price Stabilization or Manipulation.  The Selling Shareholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security to facilitate the sale or resale of shares of Common Stock.

                (i)            No Transfer Taxes or Other Fees.  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state or foreign jurisdiction, or any political subdivision thereof, required to be paid by the Selling Shareholder in connection with the execution and delivery of this Agreement or the sale by the Selling Shareholder of the Offered Shares.

                (j)            Distribution of Offering Materials by the Selling Shareholder.  The Selling Shareholder has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Shares and (iii) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

The Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Shareholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

                                Section 2.  Purchase, Sale and Delivery of the Offered Shares.

                (a)           The Firm Shares.  Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 10,500,000 Firm Shares and (ii) the Selling Shareholder agrees to transfer and sell to the several Underwriters an aggregate of 1,000,000 Firm Shares.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder the respective number of Firm Shares set forth opposite such Underwriter’s name on Schedule A.  The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Shareholder shall be $___ per share.

                (b)           The First Closing Date.  Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Jefferies, 520 Madison Avenue, New York, New York  (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on __________, 2005, or such other time and date not later than 1:30 p.m. New York time, on __________, 2005 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”).

                (c)           The Optional Shares; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,725,000 Optional Shares from the Selling Shareholder at the purchase price per share to be paid by the Underwriters for the Firm Shares.  The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Selling Shareholder, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Shares are to be registered and (iii) the time, date and place at which such Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares).  Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise.  If any Optional Shares are to be purchased, (i) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (ii) the Selling Shareholder agrees to sell such number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine).  The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Selling Shareholder.

                (d)           Public Offering of the Offered Shares.  The Representatives hereby advise the Company and the Selling Shareholder that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their judgment, have determined is advisable and practicable.

                (e)           Payment for the Offered Shares.  Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.  Payment for the Offered Shares to be sold by the Selling Shareholder shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Selling Shareholder.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept issuance, transfer and delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase.  Jefferies, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

The Selling Shareholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by the Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of the Selling Shareholder’s obligations hereunder.

                (f)            Delivery of the Offered Shares.  The Company shall issue and the Selling Shareholder shall transfer the Firm Shares, and each shall deliver, or cause to be delivered, to the

Representatives for the accounts of the several Underwriters certificates for the Firm Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Selling Shareholder shall also transfer the Optional Shares and deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase from it at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  At least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be), (i) the Selling Shareholder shall deliver to the transfer agent and registrar of the Common Stock (the “Transfer Agent”) any certificates evidencing shares of Common Stock (to the extent that the Transfer Agent requires delivery of such certificates) necessary to cause the Transfer Agent to arrange for the transfer and delivery of the Offered Shares in accordance with the provisions of this Section 2(f) and authorize and instruct the Transfer Agent to cancel any such certificates and (ii) each of the Company and the Selling Shareholder shall authorize the Transfer Agent to arrange for the issuance, transfer and delivery of the Offered Shares in accordance with the provisions of this Section 2(f).  The Offered Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be).  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

                (g)           Delivery of Prospectus to the Underwriters.  Not later than 12:00 p.m. New York City time on the second business day following the date the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at the offices of Jefferies, 520 Madison Avenue, 12th Floor, New York, NY 10022 or at such other place and time as shall be agreed upon by the Representatives, the Company and the Selling Shareholder, on the First Closing Date or the Optional Closing Date, as the case may be.

                                Section 3.  Additional Covenants.

                                A.            Covenants of the Company.  The Company further covenants and agrees with each Underwriter as follows:

                (a)           Representatives’ Review of Proposed Amendments and Supplements.  During the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the consent of the Representatives, provided that such consent shall not be unreasonably withheld.

                (b)           Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.  Subject to the foregoing provisions of this Section 3, the Company shall file, if necessary or appropriate, a registration statement pursuant to Rule 462(b) under the Securities Act.

                (c)           Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of either of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission, and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with the Securities Act or the Exchange Act, as applicable.  Neither the consent of the Representatives to, or delivery to the Representatives of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3(A)(c) or under Section 6.

                (d)           Copies of any Amendments and Supplements to the Prospectus.  The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request.

                (e)           Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws (or foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

                (f)            Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

                (g)           Transfer Agent.  The Company shall engage and maintain, at its expense, the Transfer Agent.

                (h)           Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months after the effectiveness of the Registration Statement and that satisfies the provisions of Section 11(a) of the Securities Act.

                (i)            Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq all reports and documents required to be filed under the Exchange Act.  Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act.

                (j)            Listing.  The Company will use its reasonable best efforts to effect and maintain the inclusion and quotation of the Offered Shares on the Nasdaq and to maintain the inclusion and quotation of the shares of Common Stock on the Nasdaq.

                (k)           Exchange Act Reports.  The Company shall furnish to the Representatives promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its shareholders, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and (iii) copies of documents or reports filed with any national securities exchange or quotation system on which the Common Stock are listed or included, except, in each case, to the extent such documents are not otherwise available on the Commission’s EDGAR system or otherwise.

                (l)            Agreement Not to Offer or Sell Additional Shares of Common Stock.  During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Offered Shares) or publicly announce the Company’s intention to do any of the foregoing; provided, that the Company may issue shares of Common Stock or options to purchase shares of Common Stock, or shares of Common Stock upon exercise of options, pursuant to any share option, share bonus or other share plan or arrangement or equity incentive plan described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such Lock-up Period without the prior written consent of the Representatives (which consent may be withheld in the sole discretion of the Representatives); and provided, further, that the Lock-up Period will be extended if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or announces material news or a material event or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be automatically extended until the expiration of the 18-day period beginning on the date of the earnings release or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.  The Company will provide the Representatives and any co-managers with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

                (m)          Investment Limitation.  The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

                (n)           Investment Company; PFIC.  For a period of five years after the First Closing Date or, if later, the Option Closing Date, the Company will use its reasonable best efforts to ensure that (i) neither the Company nor any Subsidiary will become an “investment company,” as defined in the Investment Company Act, or otherwise become subject to the Investment Company Act and (ii) the Company will continue its operations in such a manner that it will not become a PFIC.

                (o)           No Stabilization or Manipulation.  The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security to facilitate the sale or resale of shares of Common Stock.

                (p)           Existing Lock-Up Agreement.  The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering.  In addition, the Company will direct the Transfer Agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

                (q)           Disclosure Controls and Procedures.  The Company will establish and maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), that are (i) designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (ii) evaluated for effectiveness as required by Rules 13a-15(e) and 15d-15(e) under the Exchange Act; and (iii) effective in all material respects to perform the functions for which they are established.

                                B.            Covenants of the Selling Shareholder.  The Selling Shareholder further covenants and agrees with each Underwriter:

                (a)           Agreement Not to Offer or Sell Additional Shares of Common Stock.  During the Lock-up Period, the Selling Shareholder will not, without the prior written consent of the Representatives (which consent may be withheld at the discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Offered Shares) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the Selling Shareholder, or publicly announce the Selling Shareholder’s intention to do any of the foregoing; provided, that the Lock-up Period will be extended if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or announces material news or a material event or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be automatically extended until the expiration of the 18-day period beginning on the date of the earnings release or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

                (b)           No Stabilization or Manipulation.  The Selling Shareholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security to facilitate the sale or resale of the shares of Common Stock.

                (c)           Delivery of Tax Forms.  The Selling Shareholder will deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 or Form W-9, as applicable.

                                C.            Waiver.  Jefferies, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or the Selling Shareholder of any one or more of the foregoing covenants.

                                Section 4.  No Fiduciary Duty.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company and the Selling Shareholder

acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Company or the Selling Shareholder, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to either the Company or the Selling Shareholder in connection with this offering, the sale of the Offered Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Offered Shares; (iii) the relationship between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Offered Shares was established by the Company, the Selling Shareholder and the Underwriters based on discussions and arms’-length negotiations and the Company and the Selling Shareholder understand and accept the terms, risks and conditions of the transactions contemplated by the Agreement; (iv) any duties and obligations that the Underwriters may have to the Company or Selling Shareholder shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company and the Selling Shareholder acknowledge that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company and the Selling Shareholder by the Underwriters for the shares and that such interests may differ from the interests of the Company or the Selling Shareholder and the Underwriters have no obligation to disclose, or account to the Company or the Selling Shareholder for any benefit that they may derive from, such additional financial interests.  The Company and the Selling Shareholder hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Selling Shareholder may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Shareholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Selling Shareholder or any of their respective stockholders, employees or creditors.

                                Section 5.  Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Shareholder’s obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the Transfer Agent, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws (or foreign laws), and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii)  the fees and expenses associated with including the Offered Shares on the Nasdaq, (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, (x) all costs and expenses of the Underwriters, including fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to Participants, (xi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants, which consultants are engaged with the consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (xii) the fees and expenses of the QIU.  Except as provided in this Section 5, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Shareholder further agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for the Selling Shareholder and (ii) expenses and taxes incident to the sale and delivery of the Offered Shares to be sold by the Selling Shareholder to the Underwriters hereunder.

This Section 5 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholder, on the other hand.

                                Section 6.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

                (a)           Accountants’ Comfort Letter.  On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives.

                (b)           Compliance with Registration Requirements and Marshall Islands Law; No Stop Order; No Objection from NASD.  For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i)            the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective and the Company shall file or shall have filed a corresponding amendment of the Prospectus with the Registrar of Companies in accordance with Marshall Islands law;

(ii)           no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii)          the NASD shall have raised no objection to the fairness and reasonable-ness of the underwriting terms and arrangements.

                (c)           No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i)            in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                (d)           Opinion of Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Seward & Kissel LLP, counsel for the Company, dated as of the First Closing Date or the applicable Option Closing Date, as the case may be, the form of which is attached as Exhibit A (and the Representatives shall have received an additional three conformed copies of such counsel’s legal opinion for each of the several Underwriters).

                (e)           Opinion of Counsel for the Selling Shareholder.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Seward & Kissel LLP, counsel for the Selling Shareholder, dated as of the First Closing Date or the applicable Option Closing Date, as the case may be, the form of which is attached as Exhibit B (and the Representatives shall have received an additional three conformed copies of such counsel’s legal opinion for each of the several Underwriters).

                (f)            Opinion of Counsel for the Underwriters.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Baker Botts

L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of the First Closing Date or the applicable Option Closing Date, as the case may be.

                (g)           Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the First Closing Date or the applicable Option Closing Date, as the case may be, to the effect that:

(i)            the signatories of such certificate have carefully reviewed the Prospectus, Registration Statement and this Agreement and taken all other actions that they deem necessary to confirm that the each of the certifications made in this Section 6(g) is true and correct as of the First Closing Date or the applicable Option Closing Date, as the case may be;

(ii)           the representations, warranties and covenants set forth in Section 1(A) of this Agreement are true and correct on and as of the First Closing Date and each Option Closing Date, as the case may be, with the same force and effect as though expressly made on and as of the First Closing Date or the applicable Option Closing Date, as the case may be;

(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the First Closing Date or the applicable Option Closing Date, as the case may be;

(iv)          since the date of the most recent financial statements included in the Prospectus and the Registration Statement, there has not occurred any Material Adverse Change;

(v)           no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(vi)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                (h)           Bring-down Comfort Letter.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection Section 6(a) of this Agreement, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representatives shall have received an additional three conformed copies of such accountants’ letter for each of the several Underwriters).

                (i)            Selling Shareholder’s Certificate.  On each of the First Closing Date and each Option Closing Date, the Representatives shall receive a written certificate executed by the Selling Shareholder, dated as of the First Closing Date or the applicable Option Closing Date, as the case may be, to the effect that:

(i)            the signatory or signatories of such certificate have carefully reviewed the Prospectus, Registration Statement and this Agreement and taken all other actions that they deem necessary to confirm that the each of the certifications made in this Section 6(i) is true and correct as of the First Closing Date or the applicable Option Closing Date, as the case may be;

(ii)           the representations, warranties and covenants of the Selling Shareholder set forth in this Agreement are true and correct with the same force and effect as though expressly made by the Selling Shareholder on and as of the First Closing Date or the applicable Option Closing Date, as the case may be; and

(iii)          the Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the applicable Option Closing Date, as the case may be.

                (j)            Selling Shareholder’s Documents. On the date hereof, the Company and the Selling Shareholder shall have furnished for review by the Representatives and counsel for the Underwriters such information, certificates and documents of or relating to the Selling Shareholder as the Representatives or counsel for the Underwriters may reasonably request.

                (k)           Lock-Up Agreement from Certain Securityholders of the Company Other Than the Selling Shareholder.  On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each director, officer and each beneficial owner (as defined and determined according to Rule 13d-3 under the Exchange Act) of any shares of Common Stock, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

                (l)            Additional Documents.  On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholder at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5,

Section 7, Section 9 and Section  10 shall at all times be effective and shall survive such termination.

                (m)          Credit Facility.  On or before each of the First Closing Date (i) all documents to be executed in connection with the credit agreement proposed to be entered into among the Company, Nordea Bank Finland Plc, New York Branch, DnB NOR Bank ASA, New York Branch and Citigroup Global Markets Limited and the other parties thereto (the “Credit Agreement”) shall have been duly executed and delivered by the Company and the other parties thereto, (ii) the Company shall have satisfied all conditions precedent to borrowings under the Credit Agreement and (iii) the commitments under the Credit Agreement will be available on the terms described in the Prospectus.

Section 7. Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 6, Section 8, Section 11, Section 12 or Section 18, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholder to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8. Effectiveness of this Agreement.  This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.  Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (i) the Company or the Selling Shareholder to any Underwriter, except that the Company and the Selling Shareholder shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 7 hereof, (ii) of any Underwriter to the Company or the Selling Shareholder or (iii) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 9. Indemnification.

                (a)           Indemnification of the Underwriters.  Each of the Company and the Selling Shareholder, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the shares of Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company and the Selling Shareholder shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its willful misconduct or gross negligence; and to reimburse each Underwriter and each such controlling person for any legal and other expenses (including the fees and disbursements of counsel chosen by Jefferies) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (b) below; and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Offered Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company and the Selling Shareholder may otherwise have.

                (b)           Indemnification of the Company, its Directors and Officers and the Selling Shareholder.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholder and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Shareholder by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and the Selling Shareholder hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (i) as the three paragraphs under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Prospectus, (ii) in the table in the first paragraph under the caption “Underwriting” in the Prospectus and (iii) in the paragraph under the caption “Underwriting—Discretionary Sales” in the Prospectus.  The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                (c)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnification, except to the extent that the indemnifying party shall have been materially prejudiced by such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                (d)           Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                (e)           Indemnification of the QIU.  Without limitation and in addition to its obligation under the other subsections of this Section 9, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 2720 to the NASD’s Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

                (f)            Indemnification for Directed Shares.  In connection with the offer and sale of the Directed Shares, each of the Company and the Selling Shareholder, jointly and severally, agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.  Each of the Company and the Selling Shareholder, jointly and severally, agrees to indemnify and hold harmless the Designated Underwriter, its officer and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Designated Underwriter or such controlling person may become subject, which is (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program.  The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company and the Selling Shareholder may otherwise have.

Section 10. Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder, and the total underwriting discount and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover.  The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder, on the one hand, or the

Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.  For purposes of this Section 10, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Default of One or More of the Several Underwriters.  If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such First Closing Date or the applicable Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or

Underwriters agreed but failed or refused to purchase on such date.  If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Underwriter) to any other party except that the provisions of Section 5, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.  In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11.  Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement.  Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Shareholder if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq, trading in securities generally on either the Nasdaq or the New York Stock Exchange shall have been suspended or limited, minimum or maximum prices shall have been generally established on any such stock exchange or trading system by the Commission or the NASD or a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the U.S. or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the sole judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the sole judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the sole judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 12 shall be without liability on the part of (i) the Company or the Selling Shareholder to any Underwriter, except that the Company and the Selling Shareholder shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 7 hereof, (ii) any Underwriter to the Company or the Selling Shareholder or (iii) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13. Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Shareholder, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 14. Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:
c/o Jefferies & Company, Inc.
520 Madison Avenue, 12th Floor
New York, New York 10022
Facsimile: (212) 284-2280
Attention: General Counsel

with a copy to:
Baker Botts L.L.P.
3000 One Shell Plaza
910 Louisiana
Houston, Texas 77002-4995
Facsimile: (713) 229-1522
Attention: Ted W. Paris, Esq.

If to the Company or the Selling Shareholder:
c/o Genco Shipping & Trading Limited
35 West 56th Street
New York, New York 10019
Facsimile: (212) 956-2497
Attention: John Wobensmith

with a copy to:
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Facsimile: (212) 480-8421
Attention: Gary J. Wolfe, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions.

                (a)           Governing Law; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made in such state, excluding any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the

U.S. District Court for the Southern District of the State of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company and the Selling Shareholder each irrevocably appoints Seward & Kissel LLP, which currently maintains a New York City office at One Battery Park Plaza, New York, New York 10004, as its agent (the “Authorized Agent”) to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any Specified Court.  The Company and the Selling Shareholder represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent, and, in the case of the Company, upon the Company’s registered office in the Marshall Islands, and written notice of such service to the Company and the Selling Shareholder shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholder.

                (b)           Conversion of Sums Received in Judgment.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given.  The obligations of the Company and the Selling Shareholder in respect of any sum due from either of them to the Underwriters shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Company and the Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss.  If the U.S. dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company and the Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

Section 18. Failure of the Selling Shareholder to Sell and Deliver Offered Shares.  If the Selling Shareholder shall fail to sell, transfer and deliver to the Underwriters the Offered Shares to be sold, transferred and delivered by the Selling Shareholder at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Shareholder, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 5, 7, 9 and 10 hereof, the Company or (ii) purchase the shares which the Company has agreed to sell, issue and deliver in accordance with the terms hereof.  If the Selling Shareholder shall fail to sell, transfer and deliver to the Underwriters the Offered Shares to be sold, transferred and delivered by the Selling Shareholder pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Shareholder, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 19. General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

GENCO SHIPPING & TRADING LIMITED

By:
[Name]
[Title]

FLEET ACQUISITION LLC

By:
[Name]
[Title]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC.
MORGAN STANLEY & CO. INCORPORATED
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By:	JEFFERIES & COMPANY, INC.

By:
[Name]
[Title]

EXHIBIT A

[LETTERHEAD OF SEWARD & KISSEL LLP]

We have acted as United States counsel and special Marshall Islands counsel to Genco Shipping & Trading Limited, a company organized under the laws of The Republic of the Marshall Islands (the “Company”), in connection with (i) the Company’s initial public offering of 10,500,000  shares of its Common Stock, par value $0.01 per share (“Common Stock”), and the sale by the Fleet Acquisition LLC, a corporation organized under the laws of the Republic of the Marshall Islands (the “Selling Shareholder”), of 1,000,000 shares of Common Stock (together with the shares of Common Stock to be sold by the Company, the “Firm Shares”), (ii) the possible sale by the Selling Shareholder of an additional 1,725,000 shares of Common Stock upon the exercise of the Underwriters’ over-allotment option (the “Optional Shares”), (iii) the Underwriting Agreement dated July __, 2005 (the “Underwriting Agreement”) among the Company, the Selling Shareholder, and Jefferies & Company, Inc. and Morgan Stanley & Co. Incorporated, as the representatives of the several underwriters listed on Schedule A thereto (collectively, the “Underwriters”) and (iv) the preparation of a registration statement on Form S-1 (File No. 333-124718) of the Company, including the prospectus contained therein, with respect to the offering of the Offered Shares (as defined below) included therein.  The Firm Shares and any Optional Shares purchased by the Underwriters are collectively called the “Offered Shares.”  This opinion is furnished to the Underwriters pursuant to Section 6(d) of the Underwriting Agreement.  Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

In rendering this opinion we have examined and relied upon originals or copies of the following:

(a)                                  the Underwriting Agreement;

(b)                                 the Existing Instruments;

(c)                                  the Transaction Documents;

(d)                                 the articles of incorporation, bylaws or other organizational documents of the Company and each of the Subsidiaries (as defined in paragraph 2, below);

(e)                                  the Registration Statement; and

(f)                                    the Prospectus.

We have also examined and relied, as to factual matters, upon originals, or copies certified to our satisfaction, of such records, documents, certificates of officers of the Company and of public officials and other instruments, and made such other inquiries, as, in our judgment, are necessary or appropriate to enable us to render the opinion expressed below.  As to questions of fact material to this opinion, we have, where relevant facts were not independently established, relied upon, among other things, the representations made in the Underwriting Agreement and certificates of officers of the Company.

For the purpose of this opinion, we have assumed:

(a)                                  the power, authority and legal right of all parties to the Underwriting Agreement (other than the Company and the Selling Shareholder) to enter into and to perform their respective obligations thereunder;

(b)                                 the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

(c)                                  that each of the parties to the Underwriting Agreement (other than the Company and the Selling Shareholder) has duly and validly executed and delivered the Underwriting Agreement and has complied with all legal requirements pertaining to its status as such status relates to its rights to seek the benefits of and enforce the Underwriting Agreement against the Company or the Selling Shareholder; and

(d)                                 that any required consents, licenses, permits, approvals, exemptions or authorizations of or by any governmental authority or other executive, administrative or regulatory body of any jurisdiction other than the United States, the State of New York or the Republic of the Marshall Islands in connection with the transactions contemplated by the Underwriting Agreement and the Registration Statement have been duly obtained or made.

Based upon and subject to the foregoing and to the qualifications and limitations hereafter expressed, we are of the opinion that:

1.             The Company is a corporation duly organized and validly existing in good standing under the laws of the Republic of the Marshall Islands, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

2.             Each of the subsidiaries set forth in Schedule A (the “Subsidiaries”) is a corporation duly organized and validly existing in good standing under the laws of the Republic of the Marshall Islands, with corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted, as described in the Prospectus.

3.             The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.  All of the issued shares of common stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive rights. The Offered Shares to be delivered on the closing of the Offering by the Company have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Shares is not subject to any preemptive rights.  The form of certificate used to evidence the shares of Common Stock is in due and proper form and complies with all applicable requirements of the articles of incorporation and bylaws of the Company and The Associations Law of 1990 of the Republic of the Marshall Islands.

4.             All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus.

5.             The filing of the Registration Statement and the Prospectuses with the U.S. Securities and Exchange Commission, the execution and delivery of the Underwriting Agreement and the issuance and sale of the Offered Shares to be sold by the Company have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

6.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company in accordance with the laws of the Republic of the Marshall Islands and the State of New York, as applicable.

7.             The Registration Statement is effective under the Securities Act, and, to our best knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or are contemplated or threatened by the Commission and all filings required by Rule 424(b) and Rule 430A under the Securities Act have been made in the manner and within the time period required by Rule 424(b) and Rule 430A, respectively.

8.             The Offered Shares have been approved for inclusion on the Nasdaq National Market.

9.             The Registration Statement and the Prospectus as of their effective or issue dates (other than the financial statements and schedules and other financial data included therein) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

10.           The statements under the captions “Risk Factors—Company Specific Risk Factors—We may have to pay tax on U.S.-source income, which would reduce our earnings” and “Risk Factors—Company Specific Risk Factors—U.S. tax authorities could treat us as a ‘passive foreign investment company,’ which could have adverse U.S. federal income tax consequences to U.S. holders,” insofar as such statements describe United States federal income tax laws, regulations and proceedings, and the statements under the captions “Business—Environmental Regulation,” “Business—International Maritime Organization,” “Business—U.S. Oil Pollution Act of 1990 and Comprehensive Response, Compensation and Liability Act,” “Business—Additional U.S. Environmental Initiatives,” and “Business—Vessel Security Regulations,” “Management” and “Shares Eligible for Future Sale” in the Prospectus, insofar as such statements constitute a summary of United States federal environmental protection and other United States laws, regulations and proceedings referred to therein, fairly summarize such laws, regulations and proceedings.

11.           The statements in the Prospectus under the caption “Description of Capital Stock” and “Certain Marshall Islands Company Considerations,” insofar as such statements describe provisions of the Delaware General Corporation Law and Marshall Islands law, fairly summarize such provisions.

12.           To our knowledge, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are accurate in all material respects.

13.           To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company that are required under the Securities Act to be described in the Prospectus and that are not so described.

14.           The execution and delivery by the Company, and performance by the Company of its obligations under, the Underwriting Agreement and consummation of the transactions contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus will not violate or conflict with any provision of the Company’s Amended and Restated Articles of Incorporation or Bylaws, the articles of incorporation or bylaws of any of the Subsidiaries, any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any law, rule or regulation, or, to our knowledge, any order of any court or governmental agency or body of the United States or the State of New York or in the Republic of the Marshall Islands having jurisdiction over the Company or any of the Subsidiaries.

15.           No consent, approval, authorization, order, registration or qualification of or with any Marshall Islands, New York State or U.S. federal governmental agency or body or any Marshall Islands, New York State or U.S. federal court having jurisdiction over the Company or its Subsidiaries or any of their respective properties is required on the part of the Company or its Subsidiaries for the execution and delivery of, and the performance of the Company’s obligations under, the Underwriting Agreement or consummation of the transactions contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus, except for (i) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Offered Shares by the Underwriters (as to which we express no opinion), (ii) such as have been made or obtained under the Securities Act and the Exchange Act and (iii) such as are required by the National Association of Securities Dealers, Inc. (as to which we express no opinion).

16.           All of the issued and outstanding shares of Common Stock were issued in one or more transactions exempt from the registration requirements of the Securities Act.

17.           Except as described in the Prospectus, all dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the current laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction in and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of the Marshall Islands.

18.           No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of the Marshall Islands or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the shares of Common Stock to or for the account of the Underwriters or the sale and delivery by the Underwriters of the shares of Common Stock to the initial purchasers thereof.

19.           Each Ship Management Agreement to which a Subsidiary is a party has been duly authorized, executed and delivered by such Subsidiary in accordance with the laws of the Marshall Islands.

20.           The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds therefrom, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

21.           Each of the vessels in the Fleet set forth on Schedule A attached hereto is duly and validly registered as a vessel in the sole ownership of the Subsidiary set forth next to its name in Schedule A hereto, free and clear of all liens, claims, charges, debts or encumbrances and defects of title of record on the Marshall Islands Ship Register, except as described in the Prospectus; and each vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Republic of the Marshall Islands.

22.           The choice of New York law to govern the Underwriting Agreement constitutes a valid choice of law under the laws of the Republic of the Marshall Islands and the State of New York, and such choice of law would be recognized, upheld and applied by the courts of the Republic of the Marshall Islands and the State of New York as the proper law of the Underwriting Agreement in proceedings brought before them in relation to the Underwriting Agreement.

23.           The submission by the Company to the exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York, is a valid submission insofar as the laws of the Republic of the Marshall Islands and the State of New York are concerned.

24.           The appointment by the Company of Seward & Kissel LLP as agent for the receipt of any service of process in respect of any state or federal court in the Borough of Manhattan in the City of New York in connection with any matter arising out of or in connection with the Underwriting Agreement is a valid and effective appointment.

25.           The opinions of Seward & Kissel LLP that are filed as Exhibits 5 and 8 to the Registration Statement are confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

26.           Based on the facts as set forth in the Prospectus and, in particular, on the representations, covenants, assumptions, conditions and qualifications described under the caption “Tax Considerations” therein, we hereby confirm that the opinions of Seward & Kissel LLP with respect to United States federal income tax matters are those opinions attributed to Seward & Kissel LLP expressed in the Prospectus under the caption “Tax Considerations.”

Although we do not assume any responsibility for, and shall not be deemed to have independently ascertained or verified, the accuracy, completeness or fairness of the statements made in the Registration Statement or the Prospectus, nothing has come to our attention in the course of participating in conferences with officers and representatives of the Company, representatives of the Company’s independent accountants, representatives of the Selling Shareholder and representatives of the Underwriters and counsel for the Underwriters in the preparation of the Registration Statement and Prospectus that would lead us to believe, insofar as relevant to the offering of the Offered Shares, that (other than with respect to the financial statements and related schedules and other financial data contained therein) the Registration Statement, as of its effective date (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b)), or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also qualify our opinion to the extent that the enforceability of the rights and remedies provided for in the Underwriting Agreement (i) may be limited by insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.

Members of our firm are members of the bar of the State of New York.  Our opinion is limited to the laws of the State of New York, to the Delaware General Corporation Law, to the federal laws of the United States, and the laws of the Republic of the Marshall Islands.  We express no opinion with respect to the laws of any other jurisdiction.  In rendering this opinion, we advise you that we are not admitted to practice before the courts of the Republic of the Marshall Islands.  However, certain members of this firm participated in the drafting of The Associations Law and The Maritime Act of 1990 of the Republic of the Marshall Islands, and such members have, in the past, rendered legal opinions on similar subjects.  Insofar as Marshall Islands law is involved in the opinions expressed above, we have relied upon (i) legal opinions of Marshall Islands counsel (on which we believe it is reasonable for us to rely) in transactions which we consider sufficiently similar to those contemplated by the Underwriting

Agreement as to afford a satisfactory basis for such opinions, (ii) our independent examination of The Associations Law of 1990 and the Marshall Islands Maritime Act of 1990, including amendments thereto effective as of May 9, 2005 as made available to us by the Marshall Islands Maritime & Corporate Administrators, Inc. and (iii) our knowledge of the interpretation of analogous laws in the United States of America.  In rendering the opinions set forth above, we have assumed that the Marshall Islands laws and regulations examined by us have not been the subject of any further amendments and that the persons who executed the aforementioned certificates of public officials are duly authorized to act in such capacity on behalf of the Registrar of Corporations of the Republic of the Marshall Islands.

This opinion is rendered as of the date hereof, and we have no responsibility to update this opinion for events or circumstances occurring after the date hereof, nor do we have any responsibility to advise you of any change in the laws after the date hereof.  As used in this opinion, “to our knowledge” means to the knowledge of our attorneys who have worked on, or have knowledge of, the Registration Statement, the Prospectus or the Underwriting Agreement or issues in connection therewith and our attorneys who regularly work on matters relating to the Company.

This opinion is rendered only to the Underwriters and is solely for their benefit in connection with their purchase of the shares of Common Stock from the Company.  This opinion may not be relied upon by such Underwriters for any other purpose or by any other person, firm or corporation for any purposes whatsoever without our prior written consent.

Sincerely,

Schedule A

Vessel	Subsidiary
Genco Beauty	Genco Beauty Limited (Marshall Islands)
Genco Knight	Genco Knight Limited (Marshall Islands)
Genco Leader	Genco Leader Limited (Marshall Islands)
Genco Vigour	Genco Vigour Limited (Marshall Islands)
Genco Trader	Genco Trader Limited (Marshall Islands)
Genco Success	Genco Success Limited (Marshall Islands)
Genco Carrier	Genco Carrier Limited (Marshall Islands)
Genco Prosperity	Genco Prosperity Limited (Marshall Islands)
Genco Wisdom	Genco Wisdom Limited (Marshall Islands)
Genco Marine	Genco Marine Limited (Marshall Islands)
Genco Glory	Genco Glory Limited (Marshall Islands)
Genco Explorer	Genco Explorer Limited (Marshall Islands)
Genco Pioneer	Genco Pioneer Limited (Marshall Islands)
Genco Progress	Genco Progress Limited (Marshall Islands)
Genco Reliance	Genco Reliance Limited (Marshall Islands)
Genco Sugar	Genco Sugar Limited (Marshall Islands)

EXHIBIT B

[LETTERHEAD OF SEWARD & KISSEL LLP]

We have acted as special New York, United States and Marshall Islands counsel to Fleet Acquisition LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (the “Selling Shareholder”), in connection with (i) the Company’s initial public offering of 10,500,000 shares of its Common Stock, par value $0.01 per share (“Common Stock”), and the sale by the Selling Shareholder of 1,000,000 shares of Common Stock (together with the shares of Common Stock to be sold by the Company, the “Firm Shares”) and (ii) the possible sale by the Selling Shareholder of an additional 1,725,000 shares of Common Stock upon the exercise of the Underwriters’ over-allotment option (the “Optional Shares”), (iii) the Underwriting Agreement dated July__, 2005 (the “Underwriting Agreement”) among the Company, the Selling Shareholder, and Jefferies & Company, Inc. and Morgan Stanley & Co. Incorporated, as the representatives of the several underwriters listed on Schedule A thereto (together, the “Underwriters”) and (iv) the preparation of a registration statement on Form S-1 (File No. 333-124718) of the Company, including the prospectus contained therein, with respect to the offering of the Offered Shares (as defined below) included therein.  The Firm Shares and any Optional Shares purchased by the Underwriters are collectively called the “Offered Shares.”  This opinion is furnished to the Underwriters pursuant to Section 6(e) of the Underwriting Agreement.  Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

In rendering this opinion we have examined and relied upon originals or copies of the following:

(a)                                  the Underwriting Agreement;

(b)                                 the Registration Statement;

(c)                                  the Prospectus; and

(d)                                 the Articles of Incorporation and Bylaws of the Selling Shareholder.

We have also examined and relied, as to factual matters, upon originals, or copies certified to our satisfaction, of such records, documents, certificates of officers of the Selling Shareholder and of public officials and other instruments, and made such other inquiries, as, in our judgment, are necessary or appropriate to enable us to render the opinion expressed below.  As to questions of fact material to this opinion, we have, where relevant facts were not independently established, relied upon, among other things, the representations made in the Underwriting Agreement and certificates of officers of the Selling Shareholder.

For the purpose of this opinion, we have assumed:

(a)                                  the power, authority and legal right of all parties to the Underwriting Agreement (other than the Company and the Selling Shareholder) to enter into and to perform their respective obligations thereunder;

(b)                                 the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

(c)                                  that each of the parties to the Underwriting Agreement (other than the Company and the Selling Shareholder) has duly and validly executed and delivered the Underwriting Agreement and has complied with all legal requirements pertaining to its status as such status relates to its rights to seek the benefits of and enforce the Underwriting Agreement against the Company or the Selling Shareholder; and

(d)                                 that any required consents, licenses, permits, approvals, exemptions or authorizations of or by any governmental authority or other executive, administrative or regulatory body of any jurisdiction other than the United States, the State of New York or the Republic of the Marshall Islands in connection with the transactions contemplated by the Underwriting Agreement and the Registration Statement have been duly obtained or made.

Based upon and subject to the foregoing and to the qualifications and limitations hereafter expressed, we are of the opinion that:

1.             The Selling Shareholder is a limited liability company duly organized and validly existing in good standing under the laws of the Republic of the Marshall Islands, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

2.             The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Shareholder, and performance by the Selling Shareholder of its obligations thereunder has been duly authorized by the Selling Shareholder.

3.             The execution and delivery by the Selling Shareholder, and performance by the Selling Shareholder of its obligations under, the Underwriting Agreement and consummation of the transactions contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus will not violate or conflict with any provision of the Selling Shareholder’s limited liability company agreement, any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Selling Shareholder is a party or by which it or any of its properties may be bound or affected, or any law, rule or regulation, or, to our knowledge, any order of any court or governmental agency or body of the United States or the State of New York or in the Republic of the Marshall Islands having jurisdiction over the Selling Shareholder.

4.             No consent, approval, authorization, order, registration or qualification of or with any Marshall Islands, New York State or U.S. federal governmental agency or body or any Marshall Islands, New York State or U.S. federal court having jurisdiction over the Selling Shareholder or its Subsidiaries or any of their respective properties is required on the part of the Selling Shareholder or its Subsidiaries for the execution and delivery of, and the performance of the

Selling Shareholder’s obligations under, the Underwriting Agreement or consummation of the transactions contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus, except for (i) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Offered Shares by the Underwriters (as to which we express no opinion), (ii) such as have been made or obtained under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) such as are required by the National Association of Securities Dealers, Inc. (as to which we express no opinion).

5.             The Registration Statement and the Prospectus as of their effective and issue dates (other than the financial statements and schedules and other financial data included or incorporated by reference therein) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

6.             Based solely on our review of, and reliance on a certificate of the secretary of the Company certifying to that effect, the Selling Shareholder is the registered and beneficial owner of 13,500,000 Common Shares.

7.             Upon the payment and transfer of the Optional Shares contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to the Optional Shares sold by the Selling Shareholder and, assuming no “notice” or “knowledge” of an “adverse claim” (each as defined in Section 8-102(a)(1) of the New York Uniform Commercial Code), no action based on an adverse claim may be asserted against the Underwriters.

8.             The choice of New York law to govern the Underwriting Agreement constitutes a valid choice of law under the laws of the State of New York, and such choice of law would be recognized, upheld and applied by the courts of the State of New York as the proper law of the Underwriting Agreement in proceedings brought before them in relation to the Underwriting Agreement.

9.             The submission by the Selling Shareholder to the exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York, is a valid submission insofar as the laws of the State of New York are concerned.

10.           The appointment by the Selling Shareholder of Seward & Kissel LLP as agent for the receipt of any service of process in respect of any state or federal court in the Borough of Manhattan in the City of New York in connection with any matter arising out of or in connection with the Underwriting Agreement is a valid and effective appointment.

11.           Assuming Jefferies & Company Inc. (“Jefferies”) and each of the Underwriters does not have “notice” of any “adverse claim” (each within the meaning of Section 8-105 of the New York UCC) with respect to the Shares to be purchased from such Selling Shareholder, upon indication by book entry that the Shares to be sold by such Selling Shareholder have been credited to one or more securities accounts maintained by Jefferies at Depository Trust Company (“DTC”) and payment therefor in accordance with the Underwriting Agreement, Jefferies will acquire a securities entitlement with respect to such Shares, which securities entitlement will, assuming Jefferies is acting as a securities intermediary (within the meaning of Section 8-102(a)(14) of the New York UCC) on behalf of the several Underwriters and has indicated by book entry that the shares have been credited to one or more securities accounts of the several Underwriters at Jefferies, be for the benefit of the several Underwriters with respect to such Shares and, under the New York UCC, an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against Jefferies or any of the several Underwriters.

Although we do not assume any responsibility for, and shall not be deemed to have independently ascertained or verified, the accuracy, completeness or fairness of the statements made in the Registration Statement or the Prospectus, nothing has come to our attention in the course of participating in conferences with officers and representatives of the Company, representatives of the Company’s independent accountants, representatives of the Selling Shareholder and representatives of the Underwriters and counsel for the Underwriters in the preparation of the Registration Statement and Prospectus that would lead us to believe, insofar as relevant to the offering of the Offered Shares, that (other than with respect to the financial statements and related schedules and other financial data contained therein) the Registration Statement, as of its effective date (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b)), or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also qualify our opinion to the extent that the enforceability of the rights and remedies provided for in the Underwriting Agreement (a) may be limited by insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.

Members of our firm are members of the bar of the State of New York.  Our opinion is limited to the laws of the State of New York, to the federal laws of the United States, and with regard to the Selling Shareholder, the laws of the Republic of the Marshall Islands.  We express no opinion with respect to the laws of any other jurisdiction.  In rendering this opinion, we advise you that we are not admitted to practice before the courts of the Republic of the Marshall Islands.  However, certain members of this firm participated in the drafting of The Associations Law of 1990 and The Maritime Act of 1990 of the Republic of the Marshall Islands, and such members have, in the past, rendered legal opinions on similar subjects.  Insofar as Marshall Islands law is involved in the opinions expressed above, we have relied upon (i) legal opinions of Marshall Islands counsel (on which we believe it is reasonable for us to rely)

in transactions which we consider sufficiently similar to those contemplated by the Underwriting Agreement as to afford a satisfactory basis for such opinions, (ii) our independent examination of the Marshall Islands Associations Law of 1990 and the Marshall Islands Maritime Act of 1990, including amendments thereto effective as of May 9, 2005 as made available to us by the Marshall Islands Maritime & Corporate Administrators, Inc. and (iii) our knowledge of the interpretation of analogous laws in the United States of America.  In rendering the opinions set forth above, we have assumed that the Marshall Islands laws and regulations examined by us have not been the subject of any further amendments and that the persons who executed the aforementioned certificates of public officials are duly authorized to act in such capacity on behalf of the Registrar of Corporations of the Republic of the Marshall Islands.

This opinion is rendered as of the date hereof, and we have no responsibility to update this opinion for events or circumstances occurring after the date hereof, nor do we have any responsibility to advise you of any change in the laws after the date hereof.  As used in this opinion, “to our knowledge” means to the knowledge of our attorneys who have worked on, or have knowledge of, the Registration Statement, the Prospectus or the Underwriting Agreement or issues in connection therewith and our attorneys who regularly work on matters relating to the Company.

This opinion is rendered only to the Underwriters and is solely for their benefit in connection with their purchase of the shares of Common Stock from the Selling Shareholder.  This opinion may not be relied upon by such Underwriters for any other purpose or by any other person, firm or corporation for any purposes whatsoever without our prior written consent.

Sincerely,

EXHIBIT C

[Date]

Jefferies & Company, Inc.
Morgan Stanley & Co. Incorporated
                As Representatives of the Several Underwriters
c/o Jefferies & Company, Inc.
520 Madison Avenue, 12th floor
New York, New York 10022

RE:          Genco Shipping & Trading Limited (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.01, of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for shares of Common Stock.  The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives of the underwriters.  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations.  The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Jefferies & Company, Inc. and Morgan Stanley & Co. Incorporated (together, the “Representatives”) (which consent may be withheld at their discretion), directly or indirectly, issue, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party) (the “Lock-up Period”); provided, that if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or announces material news or a material event or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be automatically extended until the expiration of the 18-day period beginning on the date of the earnings release or the announcement of the material news or

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material event, as applicable, unless the Representatives waive, in writing, such extension.  The foregoing sentence shall not apply to the transfer of any or all of the shares of Common Stock owned by the undersigned, either during his lifetime or on death, by gift, will or interstate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to the Representatives an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such shares of Common Stock except in accordance with this letter.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any shares of Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
        Signature

Printed Name of Person Signing

(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

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